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                                                                     EXHIBIT 5.2

                       [LETTERHEAD OF LATHAM & WATKINS]

                                 July 13, 1998

                                                            File No. 016137-0019


AutoZone, Inc.
123 South Front Street
Memphis, Tennessee  38103

          Re:  $400,000,000 Aggregate Offering
               Price of Securities of AutoZone, Inc.
               -------------------------------------

Ladies and Gentlemen:

          In connection with Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-58565) (the "Registration Statement") filed on July 13, 1998 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

          You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by AutoZone, Inc., a Nevada corporation (the "Company"), of up to $400,000,000 aggregate offering price of (i) one or more series of senior or subordinated debt securities (the "Debt Securities"), (ii) one or more series of preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of common stock, par value $.01 per share (the "Common Stock"), (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the "Warrants") or (v) units consisting of two or more of the foregoing securities (the "Units"). The Debt Securities,
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LATHAM & WATKINS
AutoZone, Inc.
July 13, 1998
Page 2

Preferred Stock, Common Stock, Warrants and Units are collectively referred to herein as the "Securities." Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Debt Securities may be issued pursuant to one or more indentures (collectively, the "Indentures"), in each case between the Company and a trustee (each, a "Trustee").

          In our capacity as your special counsel in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws, in the manner presently proposed.

          We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

          We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning Nevada law are addressed in the opinion of Schreck Morris, which has been separately provided to you, and we express no opinion with respect to those matters.

          Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

          1. When (a) the Debt Securities have been duly established in accordance with the applicable Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company
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LATHAM & WATKINS
AutoZone, Inc.
July 13, 1998
Page 3

against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

        2. When (a) the Warrants have been duly executed and delivered, and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, and (c) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

        3. When (a) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (b) when the Debt Securities have been duly executed and delivered by all parties thereto, and (c) assuming that the terms of the applicable Indenture as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the applicable Indenture as executed and delivered does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and
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LATHAM & WATKINS
AutoZone, Inc.
July 13, 1998
Page 4

(e) assuming that the applicable Indenture as executed and delivered complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (g) assuming that the applicable Indenture has been duly authorized, executed and delivered by the Company, the applicable Indenture will constitute the valid and legally binding obligation of the Company, enforceable against the Company under the laws of the State of New York in accordance with the terms of the applicable Indenture.

          The opinions set forth in paragraphs 1 through 3 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

          We assume for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Nevada and has the corporate power and authority to issue and sell the Securities; that the applicable Indenture has been duly authorized by all necessary corporate action by the Company; that the Trustee for each applicable Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.
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LATHAM & WATKINS
AutoZone, Inc.
July 13, 1998
Page 5

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

          This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                 Very truly yours,

                                 /s/ Latham & Watkins